Exhibit 1.2

Underwriting Agreement

September 9, 2021

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central, Hong Kong

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
U.S.A.

BofA Securities, Inc.
One Bryant Park
New York, NY 10036
United States of America

Ladies and Gentlemen:

Sea Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of US$2,500,000,000  principal amount of the Company’s 0.25% Convertible Senior Notes due 2026 (the “Firm Securities”) and, at the election of the Underwriters, up to an aggregate of US$375,000,000 additional principal amount of such 0.25% Convertible Senior Notes due 2026 (the “Optional Securities”) as provided in Section 2(c). The Firm Securities and any Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “Offered Securities.”

The American Depositary Shares (“ADSs”) to be issued upon conversion of the Offered Securities, if any, are to be issued pursuant to and in accordance with the deposit agreement dated as of October 19, 2017 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all holders from time to time of American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing ADSs. The ADSs will be evidenced by ADRs and each ADS will initially represent the right to receive one Class A ordinary share, par value US$0.0005 per share of the Company (the “Ordinary Shares”), deposited pursuant to the Deposit Agreement. The ADSs issuable upon conversion of the Offered Securities and the Ordinary Shares represented by such ADSs shall be hereinafter referred to as the “Underlying Securities.” The Offered Securities will be issued pursuant to an indenture to be dated as of September 14, 2021 (the “Base Indenture”), as amended by the First Supplemental Indenture to be dated as of September 14, 2021 (the “First Supplemental Indenture”, together with the Base Indenture, as further amended or supplemented, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Concurrently with the offering of the Offered Securities, the Company is offering 11,000,000 ADSs (or up to 12,650,000 ADSs if the underwriters of the ADS Offering exercise their option to purchase additional ADSs in full), pursuant to a separate underwriting agreement to be dated on or about September 9, 2021 among the Company and the underwriters party thereto (such offering, the “ADS Offering”). The closing of the ADS Offering is not contingent upon the closing of the offering of the Offered Securities, and the closing of the offering of the Offered Securities is not contingent upon the closing of the ADS Offering.

If no other Underwriters are listed on Schedule I, all references to Representatives and Underwriters shall refer only to you.

1.     Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)      The Company meets the requirements for the use of Form F-3 under the Act. The Company has filed with the Commission a registration statement on Form F-3 (File No. 333-259389), including a related prospectus or prospectuses, covering the registration of the Offered Securities and the Underlying Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-220861) for the registration under the Act of the ADSs, have filed such amendments thereto and such amended preliminary prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectus as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs, as amended (including by the filing of any post-effective amendments thereto), is hereinafter called the “ADS Registration Statement”.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date that are deemed to be incorporated by reference therein.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means 8:24 p.m., New York City time, on September 9, 2021.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities and the Underlying Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the Purchase Price, other 430B Information and other final terms of the Offered Securities and the Underlying Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities and the Underlying Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities and the Underlying Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule II-A to this Agreement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“NYSE”) (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus (including a prospectus supplement) relating to the Offered Securities and the Underlying Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b)      (i) (A) At the time each of the Registration Statement and the ADS Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and the Underlying Securities and (D) at each Time of Delivery, each of the Registration Statement and the ADS Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) at each Time of Delivery, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(c)      (i) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities and the Underlying Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. The ADS Registration Statement has become effective under the Act. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities and the Underlying Securities, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file or use an automatic shelf registration statement and any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities and the Underlying Securities, in a form reasonably satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities and the Underlying Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued under the Act or the Exchange Act, as applicable, and no proceedings for such purpose have been instituted or are pending before or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities and the Underlying Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)      Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package (as defined below) complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(e)       (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of the Subsidiaries or Affiliated Entities of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(f)       Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, conformed, conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus, as applicable, conflicted or would conflict with the information then contained or incorporated by reference in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, as applicable, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus, as applicable, to eliminate or correct such conflict, untrue statement or omission.

(g)      As of the Applicable Time, neither (1) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated September 8, 2021, including the base prospectus dated September 8, 2021 (which is the most recent Statutory Prospectus distributed to investors generally) together with the pricing term sheet as set forth in Schedule III hereto, and the other information, if any, stated in Schedule II to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (2) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule II-A to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(h)      The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands, with power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent that good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business in such other jurisdictions requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company, the Subsidiaries (as defined below) and the Affiliated Entities (as defined below), taken as a whole (“Material Adverse Effect”). The eighth amended and restated memorandum and articles of association of the Company comply with the requirements of applicable Cayman law and are in full force and effect.

(i)      (i) Certain subsidiaries of the Company listed in Schedule IV hereto are referred to in this Agreement as the “Covered Subsidiaries.” (ii) Certain of the entities through which the Company conducts its operations and consolidates in its financial statements are by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”). The Affiliated Entities of the Company listed in Schedule V hereto are referred to in this Agreement as the “Covered Affiliated Entities.” (iii) Other than the Covered Subsidiaries and the Covered Affiliated Entities, the Company does not own, directly or indirectly, any share capital or any other equity interests or otherwise control, any entity which would individually or in the aggregate constitute a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Act. (iv) The Covered Subsidiaries and all other subsidiaries of the Company are hereinafter referred to each as a “Subsidiary” and collectively as the “Subsidiaries.” Unless the context otherwise requires, reference to a “Subsidiary” or an “Affiliated Entity” also includes the branches established by such Subsidiary or Affiliated Entity. (v) The Covered Subsidiaries and the Covered Affiliated Entities are hereinafter referred to collectively as the “Covered Entities” and each individually as a “Covered Entity.” (vi) Each Covered Entity has been duly incorporated and is validly existing as a corporation in good standing (to the extent that good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Covered Entity is duly qualified to do business as a foreign corporation in all other jurisdictions (if applicable) in which its ownership or lease of property or the conduct of its business in such other jurisdictions requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; the constitutive documents of each Covered Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation in all material respects and are in full force and effect. (vii) All of the issued and outstanding share capital of each Covered Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable (to the extent nonassessable is applicable in such jurisdiction), and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such share capital is owned, directly or indirectly, by the Company free and clear from all liens, encumbrances, equities, claims and defects; all of the issued and outstanding share capital of each Covered Affiliated Entity has been duly authorized and validly issued and is fully paid and nonassessable (to the extent nonassessable is applicable in such jurisdiction), and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such share capital is owned directly as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus (to the extent such documents actually describe such ownership) free and clear from all liens, encumbrances, equities, claims and defects.

(j)       All authorized share capital of the Company has been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding ordinary shares of the Company are duly authorized and validly issued, fully paid and nonassessable, and conform in all material respects to the description of such ordinary shares contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Covered Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any Covered Entity, any such convertible or exchangeable securities or any such rights, warrants or options.

(k)      The description of the corporate structure of the Company and certain Subsidiaries and Affiliated Entities, as set forth under the caption "Item 4. Information on the Company—C. Organizational Structure" in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (the "Annual Report") incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and accurate in all material respects, nothing has been omitted from such description which would make it misleading in any material respect, and each of the events and transactions described therein does not (i) contravene, in any material respect, any provision of applicable law or statute, rule or regulation of any governmental agency having jurisdiction over the Company or any of such Subsidiaries and Affiliated Entities, (ii) contravene the articles of association, business license or other constitutive documents of the Company or any of such Subsidiaries and Affiliated Entities, or (iii) contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of such Subsidiaries and Affiliated Entities is a party or by which the Company or any of such Subsidiaries and Affiliated Entities is bound or to which any of the property or assets of the Company or any of such Subsidiaries and Affiliated Entities is subject, except under (iii) above to the extent that such contravention, violation or breach would not have a Material Adverse Effect.  There is no agreement, contract or other document material to the corporate structure or the operation of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, which has not been disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(l)       (i) Each of the contracts, arrangements and agreements among or between, as the case may be, the shareholders of the Covered Affiliated Entities and/or the Covered Affiliated Entities, on the one hand, and the Company and/or its relevant Subsidiaries, on the other, relating to the Company’s effective control of such Covered Affiliated Entities (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and to the extent that any failure to obtain such consent, approval, authorization, order filing or registration would have a Material Adverse Effect; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the corporate structure of the Company complies with all applicable laws and regulations in all material respects, and neither the ownership structure nor the Corporate Structure Contracts violate, breach, contravene or otherwise conflict in any material respect with any applicable laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no legal or governmental proceeding, inquiry or investigation pending against the Company, the relevant Subsidiaries, the Covered Affiliated Entities or shareholders of the Covered Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts and, to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction which would individually or in the aggregate have a Material Adverse Effect.

(m)     Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries (to the extent that it is a party to such Corporate Structure Contract) and the Covered Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of such Subsidiaries and Affiliated Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of such Subsidiaries and Covered Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of such Subsidiaries and Covered Affiliated Entities is a party or by which the Company or any of such Subsidiaries and Covered Affiliated Entities is bound or to which any of the properties of the Company or any of such Subsidiaries and Covered Affiliated Entities is subject, except under (iii) above to the extent that such breach, violation, default, encumbrance and claim would not have a Material Adverse Effect. None of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and, to the best knowledge of the Company, no such termination or nonrenewal has been threatened by any of the parties thereto.

(n)      The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Covered Affiliated Entities, through its rights to exercise the voting rights with respect to the equity interest in such Covered Affiliated Entities pursuant to the Corporate Structure Contracts.

(o)      (i) The consolidated or condensed financial statements (and the notes thereto) of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act; the summary and selected consolidated financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included therein. (ii) There are no financial statements (historical or pro forma) that are required to be included in the Annual Report, the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required. (iii) The Company and the Covered Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(p)      Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, development or event that would have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness or long-term indebtedness of the Company and the Subsidiaries and Affiliated Entities, taken as a whole, (iv) neither the Company nor any of the Subsidiaries and Affiliated Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (v) neither the Company nor any of the Covered Entities has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(q)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Covered Entities have good and marketable title to all material properties (excluding Intellectual Property Rights as described below) and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially  interfere with the use made or to be made thereof by them and, any material real property and buildings held under lease by each of the Company and the Covered Entities are held by them under valid and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Covered Entities.

(r)       Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and each of the Covered Entities maintain insurance from reputable insurers consistent with industry practice, against such losses and risks to an extent which is reasonably adequate to protect the Company and the Covered Entities and their respective businesses; neither the Company nor any of the Covered Entities has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires or to obtain similar coverage from similar insurers; and there is no material insurance claim made by or against the Company or any of the Covered Entities, pending, outstanding or threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(s)      Neither the Company nor any of the Covered Entities has sent or received any communication regarding termination of, or, where applicable, intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Annual Report, and no such termination or nonrenewal has been threatened by the Company or any of the Covered Entities or, to the best knowledge of the Company, by any other party to any such contract or agreement.

(t)       Each of the Company and the Covered Entities possesses, is in compliance with the terms of, and is not in breach of or in default under, all certificates, authorizations, franchises, consents, approvals, orders, licenses (excluding Intellectual Property Rights as described below) and permits and has made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) material to the conduct of the businesses as described in the General Disclosure Package and the Final Prospectus and to own, lease, license and use its properties and assets, except to the extent that any such noncompliance, breach, default or failure would not have a Material Adverse Effect and has not received any notice of proceedings relating to, and, to the best knowledge of the Company, is not aware that any regulatory body is considering, the suspension, revocation or modification of any such Licenses that, if determined adversely to the Company or any of the Covered Entities, would have a Material Adverse Effect.

(u)      Neither the Company nor any of the Covered Entities is (i) in violation of its respective memorandum and articles of association, charter or other constitutive documents, (ii) in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree, guideline, notice or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, having jurisdiction over the Company or any of the Covered Entities, or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, deed of trust, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violation or default under (ii) or (iii) above that would not result in a Material Adverse Effect.

(v)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the issue and sale of the Offered Securities, for the issuance of the ADSs and underlying Ordinary Shares represented by the ADSs upon conversion of the Offered Securities, for the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs underlying the Offered Securities or the consummation of the transactions contemplated by the Offered Securities, the Indenture and this Agreement (collectively, the “Transaction Documents”), except such as have been obtained, or made and such as may be required under state securities laws of the United States.

(w)     The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder and the deposit of the Offered Shares with the depositary against issuance of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the memorandum and articles of association, charter or other constitutive documents of the Company or any of the Covered Entities; (iii) result in a violation of any License; or (iv) result in the violation of any applicable judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Covered Entities or any of their properties or assets, except such breach or violation under (i) or (iii) that would not result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Covered Entities.

(x)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(y)      This Agreement has been duly authorized, executed and delivered by the Company.

(z)      The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles. Upon issuance by the Depositary of ADSs against the deposit of the Ordinary Shares to be issued upon conversion of the Offered Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly authorized, validly issued, fully paid and nonassessable, and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of the ADSs specified therein and in the Deposit Agreement.  The Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(aa)     The Offered Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture.

(bb)    Upon issuance and delivery of the Offered Securities in accordance with this Agreement and the Indenture, the Offered Securities will be convertible at the option of the holder thereof into cash, ADSs representing Ordinary Shares, or a combination of cash and ADSs at the Company’s election, in accordance with the terms of the Offered Securities; the Ordinary Shares underlying the ADSs to be issued upon conversion of the Offered Securities, if any, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs; the maximum number of Ordinary Shares for issuance upon conversion of the Offered Securities (assuming the Underwriters exercise in full their over-allotment option, including the maximum number of Ordinary Shares that may be issued upon conversions of the Offered Securities in connection with any “Make-Whole Fundamental Change”, “Optional Redemption, “Cleanup Redemption” or “Tax Redemption” (as such terms are defined in the Indenture) and assuming full physical settlement of all such conversions) (such maximum number of Ordinary Shares, the “Maximum Number of Underlying Shares”), have been duly reserved and authorized and when issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Ordinary Shares will not be subject to any preemptive or similar rights.

(cc)    None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(dd)    The Company is subject to Section 13 or 15(d) of the Exchange Act.

(ee)     To the best knowledge of the Company, the Company has not issued any debt securities that have been or are rated by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act.

(ff)     The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s management as appropriate. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures were effective as of December 31, 2020.

(gg)    All dividends and other distributions declared and payable on the ADSs to be issued upon conversion of the Offered Securities, if any, may, under the current laws and regulations of the Cayman Islands, be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferable out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency in the Cayman Islands.

(hh)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no Covered Subsidiary is currently prohibited, directly or indirectly, under any applicable laws or regulations, from paying any dividends to its shareholders, from making any other distribution on such Covered Subsidiary’s share capital, from repaying to the Company any loans or advances to such Covered Subsidiary from the Company or from transferring any of such Covered Subsidiary’s property or assets to the Company or any other Subsidiary.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no Covered Affiliated Entity or shareholder of such Covered Affiliated Entity, as the case may be, is currently prohibited, directly or indirectly, under any applicable laws or regulations, from making any payments or other distributions to the Company and/or its Subsidiaries or third parties designated by the Company or its Subsidiaries as is required under the applicable Corporate Structure Contracts, or from repaying to the Company and/or its Subsidiaries or third parties designated by the Company or its Subsidiaries any loans or advances made to such Covered Affiliated Entity or shareholder of such Covered Affiliated Entity, as the case may be, from the Company and/or its Subsidiaries or third parties designated by the Company or its Subsidiaries pursuant to the applicable Corporate Structure Contracts.

(ii)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no stamp, issuance, documentary or registration taxes or any other taxes or duties of a similar nature are payable by or on behalf of the Underwriters to any Cayman Islands or Singapore taxing authority in connection with (i) the issuance, sale and delivery of the Offered Securities by the Company, and the delivery of the Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Securities and the initial sale and delivery of the Offered Securities to purchasers thereof by the Underwriters, (iii) the issuance and delivery of the Ordinary Shares upon conversion of the Offered Securities and the ADSs representing such Ordinary Shares, (iv) the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, or (v) the execution, delivery and enforcement of the Transaction Documents, except that Cayman Islands or Singapore stamp duty may be payable in the event that any Transaction Documents is executed in or brought within the jurisdiction of the Cayman Islands and Singapore, as applicable.

(jj)      Neither the Company, any of the Subsidiaries and Affiliated Entities nor any of their respective directors, officers or affiliates, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(kk)    The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Description of the Notes,” “Description of Share Capital,” “Description of American Depositary Shares,” and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects. The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Underwriting,” does not apply to information furnished to the Company by any Underwriter through the Representatives specifically for use therein. The statements set forth in the Annual Report under the headings “Item 4. Information on the Company — B. Business Overview,” “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees — B. Compensation,” “Item 6. Directors, Senior Management and Employees — C. Board Practice,” “Item 8. Financial Information — Legal and Administrative Proceedings,” “Item 10. Additional Information — B. Memorandum and Articles of Association” and “Item 10. Additional Information — E. Taxation,” as supplemented or modified by the information included in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the statements set forth in the interim report on Form 6-K as filed with the Commission on September 8, 2021 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months ended June 30, 2020 and 2021,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(ll)      Any third-party statistical, industry and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consents for the use of such data from such sources to the extent required as determined in the Company’s reasonable discretion.

(mm)  There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Covered Entities or any of their respective properties that, if determined adversely to the Company or any of the Covered Entities, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s best knowledge, threatened or contemplated.

(nn)    To the Company’s best knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company.

(oo)    The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp)    The Company does not expect to be a “passive foreign investment company” for U.S. federal income tax purposes for its current taxable year ending December 31, 2021.

(qq)    There are no contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Exchange Act (those so filed, collectively, the “Filed Documents”) that are not described or filed as required under the Act or the Exchange Act. To the best knowledge of the Company, there is no actual or threatened material breach by any other party to any Filed Document of their respective obligations contemplated by the terms thereof.

(rr)    The Company and the Covered Entities own or possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, service marks, approvals, trade secrets, databases, logos, designs, proprietary processes, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof and unpatented and unpatentable proprietary or confidential information, inventions, systems and procedures (collectively, “Intellectual Property Rights”) material to, or can license such Intellectual Property Rights on reasonable terms sufficient for, the conduct of the business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the expected expiration of any such Intellectual Property Rights (to the extent that the Company reasonably anticipates to be unable to renew or extend such rights) would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) to the Company’s best knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Covered Entities, except those duly licensed by the Company or Covered Entities to third parties, except such rights would not have a Material Adverse Effect; (ii) to the Company’s best knowledge, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by  third parties of any of the Intellectual Property Rights owned by the Company or the Covered Entities; (iii) there is no material pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Covered Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no material pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Company or Covered Entities, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no material pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others, and neither the Company nor any of the Covered Entities has received any letter, notice or warning (whether written or unwritten) from others alleging, that the Company or any Covered Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except such letter, notice or warning containing allegations that would not have a Material Adverse Effect; and (vi) none of the Intellectual Property Rights used by the Company or the Covered Entities in their businesses has been obtained or is being used by the Company or the Covered Entities in violation of any contractual obligation binding on the Company or any of the Covered Entities or in violation of the rights of any persons, except such violations that would not have a Material Adverse Effect.

(ss)     [Reserved]

(tt)      The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act (a “Foreign Private Issuer”).

(uu)    Ernst & Young LLP, which has certified certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Act.

(vv)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Board are in compliance in all material respects with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and which is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the Company’s most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no other change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ww)  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated balance sheets of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of changes in shareholders' equity (deficit) and consolidated statements of cash flows for the periods specified and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and operational data contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements (with respect to such financial data only) and books and records of the Company; the Company and the Covered Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xx)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and the Covered Entities has made their respective required payments for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Covered Entities, except any failure to make such provision or payment that would not have a Material Adverse Effect.

(yy)    No labor dispute with the employees of the Company or any of the Covered Entities exists or, to the knowledge of the Company, is contemplated, except such disputes that would not have a Material Adverse Effect.  The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Company’s or the Covered Entities’ principal suppliers, third-party logistics providers, IT service providers, payment processors, games developers or contractors that could have a Material Adverse Effect.

(zz)    The section entitled “Operating and Financial Review and Prospects–Critical Accounting Policies” in the Annual Report, as updated by the General Disclosure Package, fairly and accurately describes (i) material accounting policies that the Company believes are the most significant in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) material judgments, estimates and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof (to the extent required to be so disclosed). The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Annual Report, the Registration Statement, the General Disclosure Package and the Final Prospectus.

(aaa)   The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments and events known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur.  The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all material respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company and its Subsidiaries and Affiliated Entities.

(bbb)  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities.

(ccc)  The application of the net proceeds received by the Company in connection with the offering of the Offered Securities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not (i) contravene any provision of any laws applicable to the Company or any of the Covered Entities, (ii) contravene the memorandum and articles of association, charter or other constitutive documents of the Company or any of the Covered Entities, (iii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Covered Entities, or (iv) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any of the Covered Entities, except, in the case of (i), (iii) and (iv) above, such contravention or violation that would not have a Material Adverse Effect.

(ddd)  The Company and the Covered Entities are, and have been, in compliance in all material respects with any and all applicable laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety and the environment (collectively, “Environmental Laws”), and have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable environmental laws to conduct their respective businesses (collectively, “Environmental Permits”), except for any failure to receive required permits, licenses or approvals, or actual or potential liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Covered Entities are not aware of any pending investigation which might reasonably be expected to lead to a claim of such liability, except any such liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(eee)  All national, local and foreign tax returns, reports and filings, as applicable, required to be filed by the Company or any of the Covered Entities through the date hereof have been timely filed except for those tax returns the failure to file which does not and would not be reasonably expected to have a Material Adverse Effect, and all taxes (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.  No tax deficiency has been determined adversely to the Company or any of the Covered Entities which has had (nor does the Company nor any of the Covered Entities have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or the Covered Entities and which would reasonably be expected to have) a Material Adverse Effect.  All local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Covered Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus are effective as of the date of such Registration Statement, the General Disclosure Package and the Final Prospectus (other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus) except for those which do not and would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(fff)    Neither the Company nor any of the Subsidiaries and Affiliated Entities, nor any directors or officers, nor, to the Company’s best knowledge, any employees of the Company or any of the Subsidiaries and Affiliated Entities or, to the Company’s best knowledge, any agents or other representatives of the Company or any of the Subsidiaries and Affiliated Entities acting on behalf of the Company or any of the Subsidiaries and Affiliated Entities, has (i) used any corporate funds of the Company or any of the Subsidiaries or Affiliated Entities for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption laws; or (iii) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its Subsidiaries and Affiliated Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance in all material respects with all applicable anti-bribery and anti-corruption laws.

(ggg)  The operations of the Company and the Subsidiaries and Affiliated Entities are and have at all times been conducted in compliance in all material respects with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company’s best knowledge, threatened.

(hhh)  (i) Neither the Company nor any of the Subsidiaries and Affiliated Entities, nor any directors or officers, nor, to the best knowledge of the Company, any employee, agent, affiliate, or other representative of the Company or any of the Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by a Person or Persons that: (A) are the subject or target of sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”), or (B) are located, organized or resident in a country or territory that is the subject or target of Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria). (ii) The Company will not, directly or, to its knowledge, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering contemplated hereby, whether as underwriter, advisor, investor or otherwise). (iii) The Company and the Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was in violation of Sanctions.

(iii)     The Registration Statement, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(jjj)     The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and will be recognized and upheld by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 18 of this Agreement, Section 17.05 of the First Supplemental Indenture, and Section 7.7 of the Deposit Agreement, has, or in the case of the Indenture, upon  execution and delivery by the Company, will have, legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in the Borough of Manhattan in The City of New York, New York (each, a “New York Court”) and has, or in the case of the Indenture, upon  execution and delivery by the Company, will have, validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 18 of this Agreement, Section 16.13 of the Base Indenture, and Section 7.7 of the Deposit Agreement, has, or in the case of the Indenture, upon  execution and delivery by the Company, will have, legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents or the transactions contemplated thereunder, or the Deposit Agreement in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in any other Transaction Document, or the Deposit Agreement.

(kkk)  None of the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the United States or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman, New York State or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents, or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented, or in the case of the Indenture, upon  execution and delivery by the Company, will consent, to such relief and enforcement as provided in Section 18 of this Agreement, Section 16.13 of the Base Indenture, and Section 7.7 of the Deposit Agreement.

(lll)    Except as disclosed in the section entitled “Enforceability of Civil Liabilities” in the Annual Report, the Registration Statement, the General Disclosure Package and the Final Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by Cayman courts without reexamining the merits of the case.  It is not necessary that the Transaction Documents, the Registration Statement, the General Disclosure Package and the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands.

(mmm)The Company has not distributed and will not distribute, on and after the date hereof and prior to the later of the latest Time of Delivery and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than the preliminary prospectus supplement dated September 8, 2021, the Final Prospectus, any Issuer Free Writing Prospectus and any General Use Issuer Free Writing Prospectus set forth on Schedule II hereto.

(nnn)  Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters on behalf of the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(ooo)  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.    Purchase and Sale.

(a)      Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.0% of the principal amount thereof (the “Purchase Price”), the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

(b)       [Reserved].

(c)      Subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, at their election, not more than 30 days subsequent to the date of the Final Prospectus, up to US$375,000,000 aggregate principal amount of Optional Securities at the Purchase Price solely to cover over-allotments, if any. Such option may be exercised in whole or in part at any time or from time to time, by written notice from the Underwriters to the Company setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.  The principal amount of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of Optional Securities to be purchased by all Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fraction of US$1,000 principal amount of Offered Securities.

3.    [Reserved].

4.    Delivery.

(a)      The Offered Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Offered Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Offered Securities to the account of the Representatives at DTC.  The Company will cause the certificates representing the Offered Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Davis Polk & Wardwell LLP, 3A Chater Road, Central, Hong Kong (the “Closing Location”).  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., New York City time, on September 14, 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, and each of the First Time of Delivery and any subsequent time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called a “Time of Delivery.”

(b)      The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Offered Securities and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at such time and date at the Closing Location, and the Offered Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery.  A meeting will be held at the Closing Location at 2:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.    Certain Agreements of the Company.

The Company agrees with each of the Underwriters:

(a)       The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.

(b)      The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement, the ADS Registration Statement or any Statutory Prospectus at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period (as defined below) and will not effect such amendment or supplement without the Representatives’ consent (which shall not be unreasonably withheld); and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the ADS Registration Statement or, to the Company’s best knowledge, threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s best knowledge, threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)       If, at any time when a prospectus relating to the Offered Securities and the Underlying Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs or condition exists as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the ADS Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon reasonable request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof, unless stated specifically to constitute a waiver of such condition.

(d)      As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)      The Company will furnish, upon the Representatives’ reasonable request, to the Representatives copies of the Registration Statement (including exhibits filed thereto and documents incorporated by reference therein), the ADS Registration Statement (without exhibits thereto but including documents incorporated by reference therein), any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and  in such quantities as the Representatives reasonably request.

(f)       The Company will use its reasonable commercial efforts to arrange for the qualification of the Offered Securities and the Underlying Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will use its reasonable commercial efforts to continue such qualifications in effect so long as required for the distribution of the Offered Securities and the Underlying Securities.

(g)      Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities and the Underlying Securities issuable upon conversion of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(f) hereof, including filing fees, (v) all filing fees incurred in connection with the review and qualification of the offering of the Offered Securities and the Underlying Securities issuable upon conversion of the Offered Securities by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if applicable, (vii) all costs and expenses incident to listing the Underlying Securities issuable upon conversion of the Offered Securities on the NYSE and any registration thereof under the Exchange Act, (vi) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of The Depository Trust Company (“DTC”), (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities; (viii) the costs and charges of any transfer agent, registrar or Depositary, (ix) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with any road show or investor presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, (x) the document production charges and expenses associated with the printing and delivery of this Agreement, other Transaction Documents, the Offered Securities, any closing documents contemplated hereunder (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Each of the Underwriters agrees to reimburse the Company certain costs and expenses pursuant to a side letter to be entered into with the Company on the date hereof, in an amount that is proportionate to the aggregate amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I hereof.

(h)      The Company will indemnify and hold harmless the Underwriters against any stamp, issuance, transfer or other similar taxes or duties, if any, on the issue, transfer, delivery or sale to the Underwriters and the initial transfer, delivery or sale by the Underwriters to purchasers of the Offered Securities. All payments to be made by the Company to the Underwriters under this Agreement shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, imposed by applicable jurisdictions or by any department, agency or other political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Company shall pay such additional amounts as may be necessary such that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except that no additional amounts shall be payable in respect of (a) any Taxes that would not have been imposed but for a present or former connection between such Underwriters and the applicable jurisdiction (or any department, agency or other political subdivision or taxing authority thereof or therein) other than a connection arising solely from such Underwriter having executed, delivered or performed its obligations, or received a payment, under this Agreement; (b) any Taxes that would not have been imposed but for the failure of such Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such Taxes; or (c) any income or franchise tax on the overall net income of such Underwriter.

(i)       For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, pledge, issue, sell, contract to sell or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Final Prospectus, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) the Offered Securities to be sold hereunder or the issuance of any Underlying Securities upon conversion of the Offered Securities, (B) the securities to be sold in the ADS Offering, (C) the issuance of Ordinary Shares or ADSs or the grant of restricted shares, restricted ADSs or options to purchase Ordinary Shares or ADSs or similar securities under the Company’s employee share option scheme and equity plan, (D) the issuance of Ordinary Shares pursuant to the conversion of preference shares, convertible promissory notes or bonds or convertible notes outstanding on the date hereof of which the Representatives have been advised in writing or which is otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (E) the issuance of Ordinary Shares or ADSs in connection with any mergers or acquisitions approved by the Board or otherwise duly authorized by the Company. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

(j)       To reserve and keep available at all times, free of preemptive rights, Ordinary Shares for the purpose of enabling the Company to satisfy its obligation to issue the Maximum Number of Underlying Shares;

(k)      The Company will use its commercially reasonable best efforts to obtain approval to list, subject to official notice of issuance upon conversion of the Offered Securities, the Underlying Securities (equal to the Maximum Number of Underlying Shares) on the NYSE.

(l)       [Reserved]

(m)     The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to the Exchange Act and the Rules and Regulations within the time periods required thereby.

(n)      The Company agrees that (i) it will not attempt to avoid any judgment in connection with this Agreement applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, and following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (ii) it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any.

(o)      The Company intends to apply the net proceeds to the Company from the sale of the Offered Securities substantially in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act. Neither the Company nor the Subsidiaries and Affiliated Entities intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed as of the date hereof to any affiliate of any Underwriter.

(p)     The Company agrees not to, and agrees to cause the Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.

(q)      The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(r)       The Company agrees to promptly notify the Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the completion of the distribution of Offered Securities within the meaning of the Act (as notified by the Underwriters to the Company) and 15 days after expiration of the Lock-Up Period.

6.    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.    Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Securities at each Time of Delivery will be subject to the following conditions precedent:

(a)      The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct at and as of such Time of Delivery, and the Company has performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be performed or satisfied on or before such Time of Delivery;

(b)      The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof or the ADS Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.

(c)      Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, the effect of which makes it, in the judgment of the Representatives, impracticable to proceed with the offering, sale or delivery of the Offered Securities on such Time of Delivery, as the case may be, on the terms and in the manner contemplated by this Agreement;

(d)      The Representatives shall have received letters, dated, respectively, the date hereof and each Time of Delivery, of Ernst & Young LLP, independent public accountants, substantially in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on each Time of Delivery shall use a “cut-off date” not earlier than three business days prior to such Time of Delivery.

(e)       The Representatives shall have received the opinions and disclosure letter of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(f)       The Representatives shall have received the opinion of Maples and Calder (Hong Kong) LLP, Cayman counsel for the Company, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(g)       The Representatives shall have received from Davis Polk & Wardwell LLP, United States counsel for the Underwriters, a disclosure letter and an opinion, dated such Time of Delivery, with respect to such matters as the Representatives may require;

(h)       The Representatives shall have received from Allen & Overy Legal (Thailand) Co. Limited, Thai counsel for the Underwriters, an opinion, dated such Time of Delivery, with respect to such matters as the Representatives may require;

(i)       The Representatives shall have received from Tsar & Tsai Law Firm, Taiwanese counsel for the Underwriters, an opinion, dated such Time of Delivery, with respect to such matters as the Representatives may require;

(j)       The Representatives shall have received from Hiswara Bunjamin & Tandjung (in association with Herbert Smith Freehills), Indonesian counsel for the Underwriters, an opinion, dated such Time of Delivery, with respect to such matters as the Representatives may require;

(k)       The Representatives shall have received from Allen & Overy Legal (Vietnam) LLC, Vietnamese counsel for the Underwriters, an opinion, dated such Time of Delivery, with respect to such matters as the Representatives may require;

(l)       The Representatives shall have received from Emmet, Marvin & Martin, LLP, counsel for the Depositary, an opinion, dated such Time of Delivery, with respect to such matters as the Representatives may require;

(m)     The Company shall have furnished or caused to be furnished to the Representatives certificates of a duly authorized executive officer of the Company, dated such Time of Delivery, satisfactory to the Representatives, in which such officer shall represent as follows: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has performed all of its obligations hereunder on its part that are required to be performed and not otherwise waived by the Representatives at or prior to such Time of Delivery, and (ii) such other matters as the Representatives may reasonably request;

(n)       No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s best knowledge, are contemplated by the Commission;.

(o)       On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the directors and executive officers of the Company, each substantially in the form and substance set forth in Annex I;

(p)     The Chief Financial Officer of the Company shall have furnished to the Representatives, dated, respectively, the date hereof and such Time of Delivery, certificates to the effect that certain operating and financial data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and correct;

(q)       A number of Underlying Securities equal to the Maximum Number of Underlying Shares shall have been approved for listing on the NYSE, subject to official notice of issuance;

(r)       The Offered Securities shall be eligible for clearance and settlement through the facilities of DTC;

(s)       FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder; and

(t)       No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives have objected in writing.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on Time of Delivery which is after the First Time of Delivery, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company at any time at or prior to the First Time of Delivery or such subsequent Time of Delivery, as the case may be, unless as otherwise provided or agreed in writing by the Company and the Representatives, and such termination shall be without liability of any party to any other party except as provided in Section 9.
Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Time of Delivery, a subsequent Time of Delivery or otherwise.

8.    Indemnification and Contribution.

(a)      The Company will indemnify and hold harmless each Underwriter and its affiliates, such Underwriter’s and affiliates’ directors, officers, employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other United States federal or state statutory law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other documented expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are reasonably incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(b)      Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors (and director appointees named in the Registration Statement) and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other United States federal or state statutory law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any documented legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are reasonably incurred.

(c)       Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigations. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(d)      If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with this Offering shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offered Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.    Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Time of Delivery, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Singapore shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State or Singapore authorities or (v) there shall have occurred any outbreak or escalation of hostilities or act of terrorism, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the discretion of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the discretion of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Time of Delivery or any subsequent Time of Delivery and the total principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Time of Delivery, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Time of Delivery, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Time of Delivery.  If any Underwriter or Underwriters so default and the total principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Time of Delivery and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Time of Delivery, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at: Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Edward Byun; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, U.S.A., Attention: Equity Syndicate Desk (facsimile (212) 622 8358); BofA Securities, Inc., One Bryant Park, New York, NY 10036, United States of America, Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1 Fusionopolis Place, #17-10, Galaxis, Singapore 138522, +65 6270 8100, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)      The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)      The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)       The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)      The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

16.  Currency.  The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

17.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

18.  Applicable Law and Jurisdiction.  THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any U.S. federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree, to the fullest extent permitted by law, not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company irrevocably appointed Law Debenture Corporate Services Inc. 801 2nd Avenue, Suite 403 New York, NY 10017, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.  Each party irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Recognition of the U.S. Special Resolution Regimes. (a) If any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) If any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) In this Section 19:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company, one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,
Sea Limited

By:		/s/ Forrest Xiaodong Li
	Name:	Forrest Xiaodong Li
	Title:	Chairman and Group Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs (Asia) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:	/s/ Andy Tai
(Goldman Sachs (Asia) L.L.C.)

	Name:	Andy Tai
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:	/s/ Santosh Sreenivasan
(J.P. Morgan Securities LLC)

	Name:	Santosh Sreenivasan
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.

By:	/s/ Ayush Jhunjhunwala
(BofA Securities, Inc.)

	Name:	Ayush Jhunjhunwala
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Principal Amount of Securities to be Purchased
Goldman Sachs (Asia) L.L.C	US$1,625,000,000
J.P. Morgan Securities LLC	US$625,000,000
BofA Securities, Inc.	US$250,000,000
Total	US$2,500,000,000

SCHEDULE II

General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

1.          The Issuer Free Writing Prospectus filed by the Company with the Commission on September 9, 2021

SCHEDULE II-A

Limited Use Issuer Free Writing Prospectuses

(included in the General Disclosure Package)

None

SCHEDULE III

PRICING TERM SHEET

Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated September 9, 2021
Relating to Preliminary Prospectus Supplements each dated September 8, 2021
(To Prospectus dated September 8, 2021)
Registration Statement No. 333-259389

PRICING TERM SHEET DATED SEPTEMBER 9, 2021
Sea Limited

Concurrent Offerings of

11,000,000 American Depositary Shares,
Each Representing One Class A Ordinary Share of the Company (the “ADS Offering”)

And

US$2,500,000,000 0.25% Convertible Senior Notes due 2026 (the “Notes Offering”)

The information in this pricing term sheet relates to the ADS Offering and the Notes Offering (collectively, the “Offerings”) and should be read together with (i) the preliminary prospectus supplement dated September 8, 2021 relating to the ADS Offering (the “ADS Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated September 8, 2021 relating to the Notes Offering (the “Convertible Notes Preliminary Prospectus Supplement” and, together with the ADS Preliminary Prospectus Supplement, the “Preliminary Prospectus Supplements”), including the documents incorporated by reference therein, and (iii) the prospectus dated September 8, 2021, including the documents incorporated by reference therein, each filed under the Securities Act of 1933, as amended (the “Securities Act”), Registration Statement No. 333-259389. The Offerings are not contingent upon one another. The final prospectus supplements relating to the Offerings, each dated September 9, 2021 (the “Final Prospectus Supplements”), will reflect conforming changes to the information in this communication. The information in this communication supersedes the information in the Preliminary Prospectus Supplements and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplements and the accompanying prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the applicable Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Sea Limited, a Cayman Islands exempted company (“Sea”)
Ticker / Exchange for ADSs:	SE / The New York Stock Exchange (“NYSE”)
Trade Date:	September 10, 2021
Settlement Date:	September 14, 2021 (T+2)
NYSE Last Reported Sale Price of American Depositary Shares of Sea (“ADSs”) on September 9, 2021:	US$322.60 per ADS
Use of Proceeds:
Sea estimates that the net proceeds from the ADS Offering will be approximately US$3.5 billion (or approximately US$4.0 billion if the underwriters exercise their option to purchase additional ADSs in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by Sea. Sea estimates that the net proceeds from the Notes Offering will be approximately US$2.5 billion (or approximately US$2.8 billion if the underwriters exercise their over-allotment option to purchase additional Notes in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by Sea).

Sea intends to use the net proceeds from the Offerings for business expansion and other general corporate purposes, including potential strategic investments and acquisitions. See “Use of Proceeds” in the Preliminary Prospectus Supplements.

ADS Offering
Number of ADSs Offered by Sea:
11,000,000 ADSs (or an aggregate of 12,650,000 ADSs if the underwriters of the ADS Offering exercise their option to purchase additional ADSs in full).
Certain entities affiliated with one of Sea’s directors are expected to purchase an aggregate of approximately 314,500 ADSs in the ADS Offering at the public offering price and on the same terms as the other ADSs being offered.

Price to Public:	US$318.00 per ADS
Underwriting Discounts and Commissions:	US$3.975 per ADS
Joint Book-Running Managers:	Goldman Sachs (Asia) L.L.C. J.P. Morgan Securities LLC BofA Securities, Inc.
CUSIP:	81141R100
ISIN:	US81141R1005

ADSs Outstanding Immediately after the ADS Offering:	398,329,057 ADSs (or 399,979,057 ADSs if the underwriters of the ADS Offering exercise their option to purchase additional ADSs in full).
Notes Offering
Title of Securities:	0.25% Convertible Senior Notes due 2026 (the “Notes”)
Aggregate Principal Amount of Notes Offered:
US$2,500,000,000 aggregate principal amount of Notes (or US$2,875,000,000 aggregate principal amount if the underwriters of the Notes Offering exercise their over-allotment option to purchase additional Notes in full).
An entity affiliated with one of Sea’s directors is expected to purchase approximately US$35 million principal amount of the Notes in the Notes Offering on the same terms as the other Notes being offered.

Interest Rate:	0.25% per year, from and including the Settlement Date.
Conversion Premium:	Approximately 50% above the public offering price per ADS in the ADS Offering.
Initial Conversion Price:	Approximately US$477.01 per ADS.
Initial Conversion Rate:	2.0964 ADSs per US$1,000 principal amount of the Notes.
Interest Payment Dates:	March 15 and September 15 of each year, beginning on March 15, 2022.
Maturity Date:	September 15, 2026, unless earlier repurchased, redeemed or converted.
Joint Book-Running Managers:	Goldman Sachs (Asia) L.L.C. J.P. Morgan Securities LLC BofA Securities, Inc.
CUSIP:	81141R AG5
ISIN:	US81141RAG56
Underwriting Discounts and Commissions:	US$10.00 per US$1,000 principal amount of the Notes

Optional Redemption:
Sea may redeem for cash all or any part of the Notes, at its option, on or after September 15, 2024, if the last reported sale price of the ADSs has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Sea provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption at Sea’s option on or after September 15, 2024 is referred to herein as an “optional redemption”. See “Description of the Notes—Optional Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Sea will give notice of any optional redemption not less than 44 nor more than 60 scheduled trading days before the redemption date (provided that if Sea elects physical settlement for conversions that occur during the related redemption period (as defined under “Description of the Notes—Conversion Rights—General” in the Convertible Notes Preliminary Prospectus Supplement), Sea may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of Notes selected for redemption. See “Description of the Notes—Optional Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Cleanup Redemption:
Sea may redeem for cash all but not part of the Notes at any time if less than US$250 million aggregate principal amount of Notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Such redemption at Sea’s option is referred to herein as a “cleanup redemption”. See “Description of the Notes—Cleanup Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Sea will give notice of any cleanup redemption not less than 44 nor more than 60 scheduled trading days before the redemption date (provided that if Sea elects physical settlement for conversions that occur during the related redemption period, Sea may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of Notes. See “Description of the Notes—Cleanup Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Tax Redemption:
If Sea has, or on the next interest payment date would, become obligated to pay any additional amounts (other than de minimis amounts) as a result of (i) any change or amendment on or after the date hereof in the laws or any rules or regulations of a relevant taxing jurisdiction, or (ii) any change on or after the date hereof in an interpretation, administration or application of such laws, rules or regulations, as further described under “Description of the Notes—Tax Redemption” in the Convertible Notes Preliminary Prospectus Supplement, Sea may, at its option, redeem all but not part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and any additional amounts with respect to such redemption price. The redemption by Sea in the event of such tax law changes is referred to herein as a “tax redemption”. See “Description of the Notes—Tax Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Sea will give notice of any tax redemption not less than 44 nor more than 60 scheduled trading days before the redemption date (provided that if Sea elects physical settlement for conversions that occur during the related redemption period, Sea may provide not less than 10 business days’ nor more than 30 business days’ notice before the redemption date) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of Notes. See “Description of the Notes—Tax Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Upon Sea’s giving a notice of tax redemption, a holder may elect not to have its Notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in “Description of the Notes—Additional Amounts” in the Convertible Notes Preliminary Prospectus Supplement after the redemption date.

Repurchase upon Fundamental Change:
If Sea undergoes a “fundamental change” (as defined in the Convertible Notes Preliminary Prospectus Supplement under “Description of the Notes—Repurchase upon Fundamental Change”), subject to certain conditions and a limited exception described in the Convertible Notes Preliminary Prospectus Supplement, holders may require Sea to repurchase for cash all or part of their Notes in principal amounts of US$1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of the Notes—Repurchase upon Fundamental Change” in the Convertible Notes Preliminary Prospectus Supplement.

Additional Amounts:
All payments and deliveries made by, or on behalf of, Sea or any successor to Sea under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the redemption price and the fundamental change repurchase price), payments of interest and payments of cash and/or deliveries of ADSs (together with payments of cash for any fractional ADS, if applicable) upon conversion, will be made without withholding or deduction, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required by certain jurisdictions, Sea will pay such additional amounts as may be necessary to ensure that the net amount received by the holders of the Notes after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such holders had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of the Notes—Additional Amounts” in the Convertible Notes Preliminary Prospectus Supplement.

Adjustment to ADSs Delivered upon Conversion upon a Make-Whole Fundamental Change or Sea’s Election to Redeem the Notes:
The following table sets forth the number of additional ADSs to be received per US$1,000 principal amount of the Notes that are converted in connection with (i) a “make-whole fundamental change” as described in the Convertible Notes Preliminary Prospectus Supplement, based on the ADS price and effective date of the make-whole fundamental change or (ii) Sea’s calling the Notes for an optional redemption, a cleanup redemption or a tax redemption, determined as if the holder had elected to convert its Notes in connection with a “make-whole fundamental change,” the applicable redemption reference date were the “effective date” and the applicable redemption reference price were the “ADS price”, as described in the Convertible Notes Preliminary Prospectus Supplement:

	ADS price
Effective date	US$318	US$350	US$400	US$477	US$500	US$600	US$700	US$800	US$1,000	US$1,250	US$1,500	US$2,000
September 14, 2021	1.0482	0.8725	0.6661	0.4539	0.4073	0.2610	0.1730	0.1175	0.0568	0.0236	0.0094	0.0004
September 15, 2022	1.0482	0.8514	0.6367	0.4196	0.3726	0.2282	0.1445	0.0937	0.0410	0.0147	0.0047	0.0000
September 15, 2023	1.0482	0.8257	0.6001	0.3771	0.3300	0.1891	0.1117	0.0674	0.0253	0.0070	0.0013	0.0000
September 15, 2024	1.0482	0.7980	0.5555	0.3232	0.2759	0.1411	0.0740	0.0395	0.0112	0.0017	0.0000	0.0000
September 15, 2025	1.0482	0.7643	0.4909	0.2418	0.1950	0.0764	0.0304	0.0122	0.0015	0.0000	0.0000	0.0000
September 15, 2026	1.0482	0.7607	0.4036	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS prices and effective dates may not be set forth in the table above, in which case:

•
If the ADS price is between two ADS prices in the table or the effective date is between two effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•
If the ADS price is greater than US$2,000 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above as set forth in the Convertible Notes Preliminary Prospectus Supplement), no additional ADSs will be added to the conversion rate.

•
If the ADS price is less than US$318 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above as set forth in the Convertible Notes Preliminary Prospectus Supplement), no additional ADSs will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per US$1,000 principal amount of the Notes exceed 3.1446 ADSs, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Convertible Notes Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplements each dated September 8, 2021 and the accompanying prospectus dated September 8, 2021) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the applicable Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about Issuer and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the applicable Preliminary Prospectus Supplement and the accompanying prospectus if you request it by calling Goldman Sachs & Co. LLC, an affiliate of Goldman Sachs (Asia) L.L.C., toll-free at 1-866-471-2526, J.P. Morgan Securities LLC, toll-free at 1-866-803-9204 or BofA Securities, Inc., toll-free at 1-800-294-1322.

This communication should be read in conjunction with the Preliminary Prospectus Supplements each dated September 8, 2021 and the accompanying prospectus dated September 8, 2021. The information in this communication supersedes the information in the Preliminary Prospectus Supplements and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplements and the accompanying prospectus. Terms used but not defined herein have the meanings given in the applicable Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

[Remainder of Page Intentionally Blank]

SCHEDULE IV

Covered Subsidiaries of the Company

SCHEDULE V

Affiliated Entities of the Company

ANNEX I

Lock-Up Agreement

September 9, 2021

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
U.S.A.

BofA Securities, Inc.
One Bryant Park
New York, NY 10036
United States of America

Re:	Sea Limited - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as the representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Sea Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), providing for the offering (the “Offering”) of Convertible Senior Notes due 2026 (the “Notes”) of the Company. The Notes will be convertible into American Depositary Shares (the “ADSs”), each of which represents, as of the date hereof, one Class A ordinary share, par value US$0.0005 per share, of the Company (the “Class A ordinary shares”) pursuant to a Registration Statement on Form F-3 (File No. 333-259389) filed with the Securities and Exchange Commission (the “SEC”). The Class A ordinary shares, together with the Company’s Class B ordinary shares, are collectively referred to as “Shares.”

In consideration of the agreement by the Underwriters to offer and sell the Notes, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or file (or participate in the filing of) a registration statement with the United States Securities and Exchange Commission (the “SEC”) in respect of, any ADSs or Shares, or any options or warrants to purchase any ADSs or Shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Shares, whether now owned or hereinafter acquired, with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Securities”).  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, swap or sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes or relates to or derives any significant part of its value from such ADSs or Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the date of the final prospectus supplement (the “Public Offering Date”) used to sell the Notes pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) in connection with the sale of the Undersigned’s Securities acquired in open market transactions or in the Offering or after the Public Offering Date, provided that no filing by any party under the United States Securities Exchange Act, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such sale during the Lock-Up Period, (ii) by will or intestacy or otherwise transfer to immediate family members, trusts, family limited partnerships or an entity beneficially owned and controlled by the undersigned, or to a partner, member, stockholder or other equity holder of the undersigned or, if the undersigned is an investment fund or an investment fund manager, to any investment fund controlled or managed by the undersigned or managed by the same investment fund manager as the undersigned, in each case as part of a distribution without consideration by the undersigned, provided in each case that the transferee or transferees agree to be bound in writing by the restrictions set forth herein prior to such transfer, no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and any such transfer shall not involve a disposition for value, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iv) with the prior written consent of Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC and BofA Securities, Inc., (v) pursuant to a pledge in a bona fide transaction which is outstanding on the date hereof to a lender to the undersigned and disclosed in writing to the Underwriters on or prior to the date hereof; (vi) pursuant to an order of a court, provided that the recipients of such transfers agree to be bound in writing by the restrictions set forth herein, (vii) pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company (each, a “10b5-1 Plan”) in effect as of the date hereof [or (viii) with respect to the Undersigned’s Securities to the extent such Securities may be deemed beneficially owned by the Undersigned as of the date hereof pursuant solely due to any proxy arrangement with Tencent or any current or former employee of the Company]1.  Also, this Agreement shall not apply to the establishment of a 10b5-1 Plan after the date hereof for the transfer of ADSs or Shares, provided that (i) such plan does not provide for the transfer of ADSs or Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Shares may be made under such plan during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

[1]	Only applies to Mr. Forrest Li.

A-II-2

Furthermore, the restrictions set forth in this Lock-Up Agreement will not apply to the sale or tender to the Company by the Undersigned of any ADSs or Shares acquired by the exercise of any of the undersigned’s rights to acquire any ADSs or Shares issued pursuant to the Company’s 2009 Share Incentive Plan, last amended in July 2019, or any other share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”) or withholding by the Company of any such ADSs or Shares for tax withholding purposes in connection with the vesting of Equity Incentive Grants that are subject to a taxable event upon vesting, provided that in each case, such plan is in effect as of the date of and disclosed in the prospectus supplement for the Offering, and provided further that any ADSs or Shares issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this Lock-Up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  This Lock-Up Agreement shall lapse and become null and void if the Offering shall not have closed on or before September 29, 2021. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

A-II-3